Exhibit 6.4

ASSIGNMENT CONTRACT

THIS ASSIGNMENT is between Cherif Chibane, as an individual and as an officer of Cherif Chibane, AuresTech, Inc. (individually and collectively referred to hereafter as the "Assignor"), having a place of business at 4 Jills Way Tewksbury, MA 01876 and Glover 38th Street Holdings, LLC, ("G38 Consulting"), having a place of business at Salisbury Court, 204 Smithfield, VA 23430 ("Assignee").

The Assignor is a named inventor of United States Patent 9,985,465, which is entitled "Systems, Devices, and/or Methods for Managing Electrical Energy", and its corresponding pending PCT application PCT/US18/15625 (individually and collectively referred to hereafter as the "Inventions

For valuable consideration, the sufficiency of which we acknowledge, Assignor hereby sells, assigns, and transfers to Assignee, its successors, legal representatives and assigns, the entire right, title and interest exclusively in and to the above referenced Inventions and any and all patents resulting thereof; including without limitation; any divisionals, continuations, and continuations-in-part, reissues, reexaminations, or extensions thereof; the right to file foreign applications in the name of Assignee; and the right to claim priority rights deriving from the Inventions.

Date 01/07/2019

[signature]

Cherif Chibane, as an individual and as an officer of Cherif Chibane, AuresTech, Inc.

I certify that I know or have satisfactory evidence that Cherif Chibane is the person who appeared before me, and said person acknowledged that he signed this instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

Dated 1/7/2019

Signature of Notary Public [signature]

Printed Name Michael Wheat

Appointment Expiration 9/21/2023

MICHAEL W WHEAT
Notary Public
State of New Jersey
Commission Expires Sept. 21, 2023
I.D.# 2458342

Form PTO-1595 (Rev. 06-12)
OMB No. 0651-0027 (exp. 04/30/2015)

U.S. DEPARTMENT OF COMMERCE
United States Patent and Trademark Office

RECORDATION FORM COVER SHEET
PATENTS ONLY

To the Director of the U.S. Patent and Trademark Office: Please record the attached documents or the new address(es) below.

1. Name of conveying party(ies)

Cherif Chibane

Additional name(s) of conveying party(ies) attached? ☐ Yes ☐ No

2. Name and address of receiving party(ies)

Name: Glover 38th Street Holdings, LLC

Internal Address:

Street Address: 204 Salisbury Court

City: Smithfield

State: VA

Country: USA Zip: 23430

Additional name(s) & address(es) attached? ☒ Yes ☐ No

3. Nature of conveyance/Execution Date(s):

Execution Date(s)

☒ Assignment ☐ Merger

☐ Security Agreement ☐ Change of Name

☐ Joint Research Agreement

☐ Government Interest Assignment

☐ Executive Order 9424, Confirmatory License

☐ Other

4. Application or patent number(s): ☒ This document serves as an Oath/Declaration (37 CFR 1.63).

A. Patent Application No.(s)

PCT/US18/15625

B. Patent No.(s)

9,985,465

Additional numbers attached? ☐ Yes ☐ No

5. Name and address to whom correspondence concerning document should be mailed:

Name: Dale Jensen, PLC

Internal Address:

Street Address: 606 Bull Run

City: Staunton

State: VA Zip: 24401

Phone Number: 434-249-3874

Docket Number: 1194-05

Email Address: djensen@dalejensenlaw.com

6. Total number of applications and patents involved: 2

7. Total fee (37 CFR 1.21(h) & 3.41) $

☐ Authorized to be charged to deposit account

☒ Enclosed

☐ None required (government interest not affecting title)

8. Payment Information

Deposit Account Number

Authorized User Name

9. Signature: [signature] 01/07/2019

Signature Date

Cherif Chibane

Name of Person Signing

Total number of pages including cover sheet, attachments, and documents: 1

Documents to be recorded (including cover sheet) should be faxed to (571) 273-0140, or mailed to:
Mail Stop Assignment Recordation Services, Director of the USPTO, P.O.Box 1450, Alexandria, V.A. 22313-1450